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                                                                    EXHIBIT 4.30


                               SECURITY AGREEMENT


               SECURITY AGREEMENT, dated as of July 26, 1999 , made by Team Communications Group, Inc., a California corporation ("Company" or "Debtor"), in favor of VMR Luxembourg, S.A., Chateau Woltz, 34 Rue Neuve, Remich, L5560 Luxembourg ("VMR" or "Secured Party").

                              W I T N E S S E T H:

               WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, as well as the related Convertible Note and Registration Rights Agreement(as the same may from time to time be amended, modified or supplemented) (collectively the "Financing Agreement"), Secured Party has agreed to advance to the Company certain funds in respect of its development and production activities, and to make available certain overhead sums (collectively, such sums are referred to herein as the "Advances"); and

               WHEREAS, VMR is willing to make the Advances but only upon the condition, among others, that Company shall have executed and delivered to VMR, for its benefit, this Security Agreement.

               NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               1. Defined Terms. Unless otherwise defined herein, terms defined in the note are used herein as therein defined, and the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

        "Affiliated Person" shall mean any Person which directly or indirectly controls, is controlled by or is under common control with Company. For the purposes of this definition, "control" (including with corresponding meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

        "Collateral" shall have the meaning assigned to such term in Section 2 of this Security Agreement.

        "Collateral Documents" shall mean all present and future notes (including, without limitation, the notes), security agreements, mortgages, deeds of trust, assignments, pledge agreements, financial agreements, consents and other documents granting liens or other security interests to Debtor and/or the Secured Party pursuant to this Security Agreement including, without limitation, Copyright Mortgages, financing statements, mortgages, subordination agreements, Laboratory Pledgeholder Agreements, consents and/or waivers to be delivered pursuant to the various Sections of Article V.
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        "Copyrights" shall mean all of Debtor's now owned or hereafter acquired copyrights, copyright applications, copyright registrations and copyrightable works and all renewals thereof and income, royalties, damages and payments payable under or with respect thereto; together with any agreement granting any right to use any copyright, copyright application, copyright registration or copyrightable work.

        "Copyright Mortgages" shall mean the instruments of transfer pursuant to which the Debtor (to the extent that Debtor is a copyright proprietor or owns any rights under copyright) grants to Secured Party a copyright mortgage and/or security interest in its interest in the United States, Canadian and/or worldwide copyrights (including, but not limited to, the video cassette distribution rights) to any Film Asset, substantially in the form of Exhibit A attached hereto

        "Equipment" shall have the meaning set forth in Section 2(a) hereof.

        "Event of Default" shall have the meaning set forth in Section 7.

        "Film" shall mean any and every existing motion picture, television series or television episode, or development project or other recording (or proposed recording) of moving images by any means, manner, process or device now known or hereafter devised.

        "Film Assets" shall mean all rights and interests granted to/acquired or retained by Debtor in connection with or related to the distribution or exploitation of, or otherwise respecting, any Film, owned by Debtor to be designated pursuant to the Financing Agreement, but excluding all rights and interests in connection with or related to the distribution or exploitation of, or otherwise respecting any such Film outside of the Licensed Territory (as such term is defined in the Financing Agreement), including, but not limited to: any distribution rights, license rights, and rights as a sub-distributor or sub-licensee; all rights to distribute, sub-license, copy, exhibit, transmit, broadcast, package, edit, reformat, advertise or exploit a Film, in any and all media, and any syndication, television or cable television rights; all of Debtor's copyrights or interests in any copyright on or relating to such Film; and any of Debtor's collateral, allied, subsidiary or merchandising rights appurtenant or related to any Film, including but not limited to the following specific rights:

               (a) all scenarios, screenplays and/or scripts at every stage of the development of the Films;

               (b) all common law and statutory copyright and other rights in all literary and other properties ("Literary Properties") that form the basis of the Films or which are or will be incorporated into the Films, all component parts of the same Films consisting of the Literary Properties and other properties, all motion picture rights in and to the story, all treatments of said story and other literary material, together with all preliminary and final screenplays used and to be used in connection with the Films, and all other literary material upon which the Films are based or from which it is adapted;

               (c) all motion picture rights in and to all music and musical compositions connected with the Films, including, without limitation, all rights to record, re-record, produce,



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reproduce, or synchronize all of said music and musical compositions in and in connection with motion pictures;

               (d) all exposed and/or delivered negative film, sound tracks, positive prints, cutouts and trims connected with the Films, whether or not in completed form or in some state of completion;

               (e) all collateral, allied, subsidiary and merchandising rights appurtenant or related to the Films now or hereafter owned or controlled by Debtor, including, without limitation, the following rights: Literary Properties, or the text or any part of the Literary Properties; all rights throughout the world to broadcast, transmit and/or reproduce by means of television (including, without limitation, free, commercially sponsored, sustaining, subscription, cable and pay television) or by any process analogous thereto, now known or hereafter devised, the Films; all rights to produce primarily for television or similar use, by use of film or any other medium now known or hereafter devised, a motion picture or series of motion pictures based upon the Films, the Literary Properties, or any part thereof, including, without limitation, any script, scenario or the like used in the Films; all merchandising rights including, without limitation, all rights to use, exploit, and license others to use and exploit any commercial tie-ups of any kind arising out of or connected with the Literary Properties, the Films, the title or titles of the Films, the characters of the Films or the Literary Properties, or the names or characteristics of such characters and including further, without limitation, any commercial exploitation in connection with or related to the Films or the Literary Properties;

               (f) all statutory copyrights, domestic and foreign, obtained or to be obtained on the Films, together with any and all copyrights obtained or to be obtained in connection with the Films or any underlying or component elements of the Films, including, without limitation, all copyrights on the property described in subparagraphs (a) through (e) of this definition, together with the right to register for copyright, and all rights to renew or extend such registration and the right to sue in the name of Debtor or in Secured Party's name for past, present, or future infringements of copyrights;

               (g) all insurance policies connected with the Films and all proceeds which may be derived therefrom;

               (h) all right to, and otherwise exploit and turn to account the Films, the negatives, sound tracks, prints, and motion picture rights in and to the Literary Properties, other literary material upon which the Films are based or from which they are adapted, and such music and musical compositions used or to be used in the Films;

               (i) any and all sums, proceeds, money, products, profits, or increases, and money profits or increases (as those terms are used in the Uniform Commercial Code or otherwise) or other property obtained or to be obtained from the distribution, exhibition, sale, or other uses or dispositions of the Films or any part of the Films, including, without limitation, all proceeds, profits, products, and increases, whether in money or otherwise, from the sale, rental, or licensing of the Films and/or any of the elements of the Films, including collateral, allied, subsidiary, and merchandising rights;


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               (j) the dramatic, non-dramatic, stage, television, radio, and publishing rights, title and interests in and to the Films, to the extent owned by Debtor, and the rights to register for copyrights and renewals of same therein;

               (k) the title of the Films to the extent of Debtor's right to use thereof, including, without limitation, rights protected pursuant to any trademark, service mark, or unfair competition law, and/or the rules and principles of law related to any other applicable statute, common law decision, or other rule or principle of law;

               (l) all of Debtor's rights which grant to any person any right to acquire, produce, develop, reacquire, finance, release, sell, distribute, lease, sublease, market, license, sublicense, exhibit, broadcast, transmit, reproduce, publicize or otherwise exploit the Films or any rights in the Films including, without limitation, all such rights pursuant to the any distribution agreement or license agreement;

               (m) with respect to the Films, all accounts and/or other rights to payment which Debtor presently owns or which may arise in favor of Debtor in the future, including, without limitation, any refund under a completion guarantee, all accounts and/or rights to payment due from exhibitors in connection with the distribution of the Films, and all accounts and/or rights to payment arising from exploitation of any and all of the collateral, allied, subsidiary, merchandising, and other rights in connection with the Films;

               (n) any and all "general intangibles" (as that term is defined in the Uniform Commercial Code) of Debtor in connection with the Films not elsewhere included in this definition, including, without limitation, any and all general intangibles consisting of any right to payment which may arise in the distribution or exploitation of any of the rights set out herein, and any and all general intangible rights in favor of Debtor or Secured Party in connection with the Films for services or other performances by any third parties, including actors, writers, directors, individual producers, and/or any and all other performing or non-performing parties or artists in any way connected with the Films, any and all general intangible rights in favor of Debtor or Secured Party relating to licenses of sound or other equipment in connection with the Films, and licenses for photographic or other processes, and any and all general intangibles related to the exhibition, distribution or exploitation of the Films including general intangibles related to or which grow out of the exhibition of the Films and the exploitation of any and all other rights in the Films set out in this definition;

               (o) any and all goods including inventory (as that term is defined in the Uniform Commercial Code) which may arise in connection with the creation, production, or delivery of the Films and which goods, pursuant to any production or distribution agreement or otherwise, are owned by Debtor;

               (p) each and all of the rights, regardless of denomination, which arise in connection with the creation, production, completion of production, delivery, distribution, or other exploitation of the Films, including, without limitation, any and all rights in favor of Debtor and/or Secured Party, the ownership or control of which are or may become necessary or desirable, in the opinion of Secured Party, in order to complete production of the Films in the event that Secured


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Party exercises any rights it may have to take over and complete production of the Films (which shall be subject to the rights to take over and complete production of the Films as Debtor may grant to other parties);

               (q) any and all documents issued by any pledgeholder or bailee with respect to the Films or with respect to any negatives, sound tracks or prints (whether or not in completed form) connected therewith; and

               (r) any and all rights of Debtor under contracts relating to the production of the Films, including but not limited to all contracts which have been delivered to Secured Party pursuant to this Security Agreement.

        "General Intangibles" shall have the meaning set forth in Section 2(a)(viii).

        "hereby," "herein," "hereof," "hereunder" and words of similar import refer to this Security Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears.

        "Permitted Liens"  shall mean each of the following:

                (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required;

                (ii) Statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen, film laboratories, sound studios and other liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith;

                (iii) Liens (other than any lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                (iv) Any attachment or judgment Lien, unless the judgment it secures shall, within 45 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 45 days after the expiration of any such stay;

                (v) Leases or subleases granted to others not interfering with the ordinary conduct of the business of Company; and

                (vi) Easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of Company.

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        "Person" shall mean any entity, corporation, company, association, partnership, joint venture, joint stock company, unincorporated organization, trust, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including governmental agencies, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator.

        "Proceeds" shall mean "proceeds," as such term is defined in section 9-306(1) of the UCC and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Company from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (iii) any claim of Company against third parties (A) for past, present or future infringement of any Patent or Patent License in connection with the Collateral, or (B) for past, present or future infringement or dilution of any Trademark or Trademark License in connection with the Collateral, or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License in connection with the Collateral, and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

        "Secured Obligations" shall mean all of the unpaid principal amount of, and accrued interest on, amounts owing by Company to VMR under the Financing Agreement or this Security Agreement.

        "Security Agreement" shall mean this Security Agreement, as the same may from time to time be amended, modified or supplemented and shall refer to this Security Agreement as in effect as of the date such reference becomes operative.

        "Trademarks" shall mean all of the following now owned or hereafter acquired by Company: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, and (ii) all reissues, extensions or renewals thereof.

        "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of VMR's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.


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               2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and to induce VMR to enter into the Financing Agreement and to make the Advances (as that term is defined in the Financing Agreement) in accordance with the terms thereof, to the extent necessary to enable VMR to exercise its rights under the Financing Agreement, Company hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to VMR, for its benefit, and hereby grants to VMR, for its benefit, a security interest in, all of Company's right, title and interest in, to and under the following (all of which being hereinafter collectively called the "Collateral"):

               (a) shall mean all of the assets and property of every kind of the Debtor, including all assets and property now owned and hereafter acquired by the Debtor, whether tangible or intangible, wherever located or situated, whether or not in possession of the Debtor, including but not limited to: all of the Debtor's right, title and interest in and to every Film Asset now owned or hereafter acquired, and all other assets and property whether now owned or hereafter at any time acquired relating to any Film or any Film Assets, including, but not limited to, all goods, accounts, contract rights, general intangibles, equipment, ancillary rights, Copyrights, Physical Properties, and the products thereof, proceeds thereon or income therefrom; all common or preferred stock certificates, bonds or securities of every kind and nature whatsoever owned by Debtor; all properties, rights and things of value pertaining to any and all of the foregoing, and all products and proceeds of and replacements for any and all of the foregoing, whether now in existence or hereafter existing, made, acquired or produced; and further including, without limitation, each and all of the following particular rights, assets and properties of the Debtor:

                      (i) All machinery, electrical and electronic components,
               equipment, fixtures, furniture, office machinery, vehicles, trailers, implements and other tangible personal property of every kind and description now owned or hereafter acquired by Debtor (including without limitation, all video recording, transposition, duplication, viewing and other electronic equipment used in the Debtor's business, all cameras and other photographic, sound recording and editing equipment, projectors, film developing equipment and machinery), and all goods of like kind or type hereafter acquired by Debtor in substitution or replacement thereof, and all additions and accessions thereto (collectively hereinafter referred to as the "Equipment"), and all rents, proceeds and products on or of the Equipment, including without limitation, the rights to insurance proceeds covering the Equipment;

                      (ii) The following personal property, whether now owned or hereafter acquired: all inventions, processes, formulae, licenses, patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, logos, indicia, corporate and company names, business source or business identifiers and renewals and extensions thereof, domestic and foreign, whether now owned or hereafter used, acquired or developed, and the accompanying good will and other like business property rights relating to any aspect of the Debtor's business, and the right (but not the obligation) to register claim under trademark or


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               patent and to renew and extend such trademarks or patents and the right (but not the obligation) to sue in the names of the Debtor (or any of them) and/or in the name(s) of the Secured Party for past, present or future infringement of trademark or patent (the foregoing being referred to as "Intellectual Property");

                      (iii) All inventory of the Debtor, including, without
               limitation all merchandise, raw materials, components, parts, supplies, work-in-process, finished products intended for sale, lease or other disposition, and packing and shipping materials of every kind, nature and description, wherever any of the same may be located and whether now owned or hereafter developed, manufactured or acquired by the Debtor;

                      (iv) All deposits, cash and cash equivalents of the
               Debtor, and all drafts, checks, certificates of deposit, notes, bills of exchange and other writings which evidence a right to the payment of money;

                      (v) All leasehold interests and other rights and interests of the Debtor respecting the use or ownership of, or title to any real property, including fee interests, easements, licenses, all other rights and interests of any kind;

                      (vi) All Film Assets, all of the Debtor's right title and
               interest in and to Physical Properties and all contract rights relating to any Film Assets, any and all sums, proceeds, money, products, profits or increases, including money profits or increases (as those terms are used in the Uniform Commercial Code or otherwise) or other property obtained or to be obtained from the exploitation of any Film Assets, rights and interests in and to Physical Properties, and any other collateral, allied, subsidiary and merchandising rights relating to any Film; and any and all documents and the rights of the Debtor's thereunder issued by any pledgeholder or bailee with respect to any Physical Properties;

                      (vii) All insurance policies on which the Debtor is named
               as an insured or additional insured or loss payee and all proceeds which may be derived therefrom;

                      (viii) All contracts and accounts and/or other rights to
               payment which the Debtor presently owns or which may arise in favor of the Debtor in the future, including, without limitation, any refund of the fees, advances or royalties paid or prepaid, all accounts and/or rights to payment due from third parties in connection with the distribution of videocassette and from exploitation of any and all of the Film Assets, including but not limited to all contracts and accounts; and

                      (ix) Any and all "General Intangibles" (as that term is
               defined in the applicable Uniform Commercial Codes) not elsewhere included in this definition, including, without limitation, any and all general intangibles consisting of any right to payment of the Debtor which may arise in the distribution or exploitation of any of the rights set out herein, and any and all general intangible rights in favor of the



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              Debtor or the Secured Party for services or other performances by any third parties. all of Company's right, title, and interest in and to the Film Assets and further including but not limited to related goods, accounts, contract rights, general intangibles, equipment, copyrights, trademarks, and any proceeds thereof or income therefrom. The foregoing shall include, to the extent they are owned by Company (it being understood that this definition does not constitute a representation that each and all the various rights listed are owned by Company), without limitation, the scenario, screenplay or script upon which the Films are based, all of the properties thereof, tangible and intangible, whether now in existence or hereafter to be made or produced and whether or not in possession of Company, and any rights therein and thereto, of every kind and character, including, without limiting the foregoing language, each and all of the following particular rights and properties:


             (b) To the extent granted under the Financing Agreement, the following personal property, whether now owned or hereafter acquired,: (i) all of Company's rights in and to the title of the Film Assets and the exclusive use thereof including, without limitation, any and all rights protected pursuant to trademark, service mark, unfair competition and/or other laws, rules or principles of law or equity and (ii) all inventions, processes, formulae, licenses, patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, logos, indicia, corporate and company names, business source or business identifiers and renewals and extensions thereof, domestic and foreign, relating to the Film Assets, whether now owned or hereafter acquired, and the accompanying good will and other like business property rights, and the right (but not the obligation) to register claim under trademark or patent and to renew and extend such trademarks or patents and the right, but not the obligation, to sue in the name(s) of Company or the Secured Party or both for past, present or future infringement of trademark or patent; and

             (c) To the extent granted under the Financing Agreement, all cash and cash equivalents of Company derived from or relating to the Film Assets and all drafts, checks, certificates of deposit, bills of exchange and other writings relating to the Film Assets which evidence a right to the payment of money and are not themselves security agreements or leases and are of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment whether now owned or hereafter acquired.

             3. Representations and Warranties

      The Company hereby represents and warrants that:

             (a) Except for the security interest granted to VMR pursuant to this Security Agreement and other Permitted Liens, Company is the owner of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all Liens.

             (b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file



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      or of record in any public office, except such as may have been filed by
      Company in favor of VMR, pursuant to this Security Agreement or such as relate to other Permitted Liens.

             (c) Provided that appropriate financing statements are properly filed in all jurisdictions in which the Collateral is located, this Security Agreement is effective to create a valid and continuing first priority lien on and first priority perfected security interest in the Collateral with respect to which a security interest may be perfected by filing pursuant to the UCC in favor of VMR, prior to all other Liens except Permitted Liens, and is enforceable as such as against creditors of and purchasers from Company. All action necessary or desirable to protect and perfect such security interest in each item of the Collateral has been duly taken.

             (d) Company's principal place of business and the place where its records concerning the Collateral are kept is located at the address of Company set forth in Section 11 below, and Company will not change such principal place of business or remove such records without notifying VMR in advance, by prior written notice.


             4. Covenants. Company covenants and agrees with VMR that from and after the date of this Security Agreement and until the Secured Obligations are fully satisfied:

                     (a) Financing Statements and Further Documentation. Company
              will join with VMR in the execution and filing of such financing statement or statements in the form and content reasonably required by VMR. VMR will advance (and recoup as distribution expenses) all costs of filing any financing, continuation or termination statements with respect to the security interest created by this Agreement, together with costs and expenses of any lien search reasonably required by VMR, during the term hereof. At any time and from time to time, upon the written request of VMR, Company will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as VMR may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, using its reasonable best efforts to secure all consents and approvals necessary or appropriate for the assignment to VMR, of any License or Contract held by Company or in which Company has any rights not heretofore assigned, and the filing of any financing or continuation statements under the UCC with respect to the liens and security interests granted hereby. Company also hereby authorizes VMR to file any such financing or continuation statement without the signature of Company to the extent permitted by applicable law.

                     (b) Maintenance of Records. Company will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Prior to the occurrence of an Event of Default and upon reasonable notice from VMR, Company shall permit any representative of VMR to inspect such books and records during



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             normal business hours and will provide photocopies thereof to VMR at VMR's expense.

                     (c) Indemnification. In any suit, proceeding or action
             brought by VMR relating to the Collateral, Company will save, indemnify and keep VMR harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction of liability whatsoever of the obligor with respect thereto, arising out of a breach by Company of any material obligation with respect thereto, and all such obligations of Company shall be and remain enforceable against and only against Company and shall not be enforceable against VMR.

                     (d) Compliance with Laws, etc. Company will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority, applicable to the Collateral or any part thereof or to the operation of Company's business; provided, however, that Company may contest any act, regulation, order, decree or direction in any reasonable manner which shall not in the reasonable opinion of VMR, adversely affect VMR's rights hereunder or adversely affect the first priority of its security interest in the Collateral.

                     (e) Payment of Obligations. Company will pay promptly when due all charges imposed upon the Collateral or in respect of its income or profits therefrom and all claims of any kind (including, without limitation, claims for labor, material and supplies) except as otherwise provided in the Financing Agreement.

                     (f) Compliance with Terms of Accounts, etc. In all material respects, Company will perform and comply with all obligations in respect of Accounts Receivable, Chattel Paper, Contracts and Licenses and all other agreements to which it is a party or by which it is bound.

                     (g) Limitation on Liens on Collateral. Company will not
             create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens.

                     (h) Limitations on Disposition. Company will not sell,
             lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except in the ordinary course of business.

                     (i) Continuous Perfection. Consistent with the terms of the
             Financing Agreement, Company will not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless Company shall have given VMR at least thirty (30) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by VMR to amend such financing statement or continuation statement so that it is not seriously misleading.

      5.     VMR's Appointment as Attorney-in-Fact.

             (a) Subject to Paragraph (b) below, Company hereby irrevocably constitutes and appoints VMR and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Company and in the name of Company or in its own name, from time to time in VMR's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives VMR the power and right, upon the occurrence of an Event of Default not otherwise cured, on behalf of Company, without notice to or assent by Company to do the following:

                     (i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due with respect to the Collateral and, in the name of Company or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, acceptances or other instruments for the payment of moneys due with respect to the Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed reasonably appropriate by VMR for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed reasonably appropriate by VMR for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

                     (ii) to pay or discharge taxes, liens, security interests
              or other encumbrances levied or placed on or threatened against the Collateral, to effect any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                     (iii)(A) to direct any party liable for any payment under
              any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to VMR or as VMR shall direct (but only to the extent of sums due to VMR from Company);
              (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral;
              (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Company with respect to any Collateral;
              (F)
              to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as VMR may deem reasonably appropriate; (G) subject to the Financing Agreement, to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Patent or Trademark pertaining to the Collateral, on such conditions, and in such manner, as VMR shall in its discretion determine; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though VMR were the absolute owner thereof for all purposes, and to do, at VMR's option and Company's expense, at any time, or from time to time, all acts and things which VMR reasonably deems necessary to protect, preserve or realize upon the Collateral and VMR's Lien therein, in order to effect the intent of this Security Agreement, all as fully and effectively as Company might do.

             (b) VMR agrees that, except upon the occurrence and during the continuation of an Event of Default which is not otherwise cured, it will not exercise the power of attorney or any rights granted to VMR pursuant to this Section 5. Subject to the foregoing sentence, Company hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 5 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are indefeasibly paid in full.

             (c) The powers conferred on VMR hereunder are solely to protect VMR's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. VMR shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Company for any act or failure to act, except for its own gross negligence or willful misconduct.

             (d) Company also authorizes VMR, at any time and from time to time upon the occurrence and during the continuation of any Event of Default which is not cured, to communicate in its own name with any party to any contract relating to the Collateral with regard to the assignment of the right, title and interest of Company in and under any such contract hereunder and other matters relating thereto.

      6. Performance by VMR of Company's Obligation. If Company fails to materially perform or comply with any of its agreements contained herein (and fails to so cure after notice thereof) and VMR, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of VMR incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of the Advances, shall be payable by Company to VMR on demand and shall constitute Secured Obligations secured hereby.

      7. Events of Default. Except as otherwise expressly provided under the Financing Agreement or this Security Agreement, as the case may be, the following conditions or events shall constitute an Event of Default:

             (a) The rejection, termination or disaffirmance or the attempted rejection, termination or disaffirmance by Company (or any person or entity acting on Company's behalf or in Company's place and stead) of the Financing Agreement or this Security Agreement; or

             (b) Any representation or warranty which materially adversely affects the rights of VMR in connection with this Security Agreement or the Financing Agreement shall be false in any material respect on the date as of which made; or

             (c) Company shall fail, breach or default in the performance of any of the Secured Obligations which failure, breach or default materially adversely affects VMR's rights therein (subject to any additional express cure rights provided for in the Financing Agreement); or

             (d) (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company in an involuntary case under any applicable bankruptcy, insolvency or any other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

                     (ii) An involuntary case shall be commenced against Company under any applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of any court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or over all or over a substantial part of its property, shall have been entered; or there shall have been an involuntary appointment of an interim receiver, trustee or other custodian of Company for all or a substantial part of its property; or there shall have been issued a warrant of attachment, execution or similar process against any substantial part of the property of Company and any such event in this clause
             (ii) shall have continued for thirty (30) days unless dismissed, bonded or discharged; or

             (e) Company shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver or other custodian for all or a substantial part of its property; or Company shall make any assignment for the benefit of creditors; or Company shall fail or be unable or shall admit in writing its inability to pay its debts as such debts become due; or the Board of Directors of Company (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the foregoing; or

             (f) Company shall be dissolved or shall file a petition for dissolution, unless Company's successor executes and delivers to VMR a security agreement substantially similar in all respects to this Security Agreement.

      8.     Remedies, Rights Upon Default.

             (a) If any Event of Default shall occur and be continuing and not otherwise timely cured, VMR may exercise in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Company expressly agrees that in any such event VMR, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Company or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of VMR's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. VMR shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Company hereby releases. Company further agrees, at VMR's request, to assemble the Collateral and make it available to VMR at places which VMR shall reasonably select, whether at Company's premises or elsewhere. VMR shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in Section 8(d) hereof, Company remaining liable, as expressly provided in the Financing Agreement only, for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by VMR of any other amount required by any provision of law, including Section 9-504(1)(c) of the UCC, need VMR account for the surplus, if any, to Company. To the maximum extent permitted by applicable law, Company waives all claims, damages, and demands against VMR arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or wilful misconduct of VMR. Company agrees that VMR need not give more than ten
      (10) days' notice (which notification shall be deemed given when mailed or delivered on an overnight basis, postage prepaid, addressed to Company at its address referred to in Section 12 hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Company shall remain liable, as expressly provided in the Financing Agreement only, for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which VMR is entitled, Company also being liable, as expressly provided in the Financing Agreement only, for the reasonable fees of any attorneys employed by VMR to collect such deficiency.

             (b) Company also agrees to pay all costs of VMR, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder to the extent VMR is adjudicated to be entitled to such enforcement.

             (c) Company hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

             (d) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by VMR in the following order of priorities:

                     first, to VMR in an amount sufficient to pay in full the
             reasonable expenses of VMR in connection with such sale, disposition or other realization, including all expenses, liabilities and advances incurred or made by VMR in connection therewith, including, without limitation, reasonable attorney's fees;

                     second, to VMR in an amount equal to the then unpaid
             principal of and accrued interest and prepayment premiums, if any, expressly due pursuant to the Financing Agreement; and

                     finally, upon payment in full of all of the obligations
             outstanding and expressly due pursuant to the Financing Agreement, to pay to Company, or its representatives or as a court of competent jurisdiction may direct, any surplus then remaining from such Proceeds.

            9. Limitation on VMR's Duty in Respect of Collateral. VMR shall use reasonable care with respect to the Collateral in its possession or under its control. VMR shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. VMR shall account for any moneys or other property or rights received by it in respect of any foreclosure on or disposition of the Collateral.

           10. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Company for liquidation or reorganization, should Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Company's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

           11. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered in person with receipt acknowledged, or telecopied and confirmed immediately in writing by a copy mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as hereafter set forth, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

             (a)     If to VMR, at

                     VMR Luxembourg, S.A.,
                     Chateau Woltz, 34 Rue Neuve, Remich,
                     L5560 Luxembourg

                     With a copy to:

                     Freshman, Marantz,  Orlanski, Cooper & Klein
                     9100 Wilshire Blvd., 8th Floor
                     Beverly Hills, California
                     Attention: Thomas J. Poletti, Esq.,
                     Fax (310) 273-1870

             (b)     If to the Company:

                     Team Communications Group, Inc.
                     12300 Wilshire Boulevard Suite 400,
                     Los Angeles, California 90025
                     Attn: Chief Financial Officer
                     Fax:  (310) 442-3501

                     With a copy to

                     Kelly Lytton Mintz & Vann LLP
                     1900 Avenue of the Stars, Suite 1450
                     Los Angeles, California 90067
                     Attn: Bruce P. Vann, Esq.
                     Fax: (310) 277 5953

               The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or the date of the telecopy transmission, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

             12. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

             13. No Waiver; Cumulative Remedies. VMR shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by VMR and then only to the extent therein set forth. A waiver by VMR of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which VMR would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of VMR, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by VMR and, where applicable by Company. For the avoidance of doubt, the foregoing rights and remedies are all subject to the terms and provisions of the Financing Agreement.

             14. Successor and Assigns. This Security Agreement and all obligations of Company hereunder shall be binding upon the successors and assigns of Company, and shall, together with the rights and remedies of VMR hereunder, inure to the benefit of VMR, and all future holders of instruments or agreements evidencing the Secured Obligations and their respective successors and assigns. No sales of participation, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the security interest granted to VMR hereunder.

             15. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. SECURED PARTY AND COMPANY AGREE TO SUBMIT TO PERSONAL JURISDICTION AND TO WAIVE ANY OBJECTION AS TO VENUE IN THE COUNTY OF LOS ANGELES, STATE OF

CALIFORNIA. SERVICE OF PROCESS ON COMPANY OR SECURED PARTY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT SHALL BE EFFECTIVE IF MAILED TO SUCH PARTY AT THE ADDRESS LISTED IN SECTION 11 HEREOF AND IN THE MANNER PROVIDED THEREUNDER. EACH PARTY AGREES NOTHING HEREIN SHALL PRECLUDE THE OTHER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.

             16. Conflict of Terms. Except as otherwise explicitly provided in this Security Agreement, a conflict or inconsistency, if any, between the terms and provisions of this Security Agreement and the terms and provisions of the Financing Agreement shall be controlled by the terms and provisions of the Financing Agreement to the extent of such conflict or inconsistency.

             17. Use and Protection of Patent and Trademark Collateral. Notwithstanding anything to the contrary contained herein, unless an Event of Default has occurred and is continuing and shall remain uncured, VMR shall from time to time execute and deliver, upon the written request of Company, any and all instruments, certificates or other documents, in the form so requested, necessary or appropriate in the judgment of Company to permit Company to continue to exploit, license, use, enjoy and protect the Patents and Trademarks relating to the Collateral.

             IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

                                   TEAM COMMUNICATIONS GROUP, INC.

                                   By: /s/ DREW S. LEVIN
                                       ----------------------------------------
                                      Name: Drew S. Levin
                                           ------------------------------------
                                      Title: CEO
                                           -------------------------------------


Accepted and acknowledged by:

VMR LUXEMBOURG, S.A.

By: /s/ FLORIAN HOMM
   --------------------------------
   Name: Florian Homm
       ----------------------------
   Title:
        ---------------------------